UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 28, 2012 (November 28, 2012)

SL Green Realty Corp.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Maryland	1-13199	13-3956775
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

SL Green Operating Partnership, L.P.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	33-167793-02	13-3960398
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

Reckson Operating Partnership, L.P.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	1-84580	11-3233647
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue
New York, New York	10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(212) 594-2700

(REGISTRANTS’ TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

On November 28, 2012, SL Green Realty Corp. (the “Company”) announced its commencement of a cash tender offer to purchase any and all of the outstanding 5.875% Notes due 2014 (the “5.875% Notes”) and a principal amount of the outstanding 6.000% Notes due 2016 (the “6.000% Notes”) equal to the difference between the aggregate principal amount of 5.875% Notes validly tendered and accepted for purchase and $100,000,000 (the “Tender Offer”), on the terms and conditions of the Offer to Purchase dated November 28, 2012 and the accompanying Letter of Transmittal.  The 5.875% Notes and the 6.000% Notes were issued by Reckson Operating Partnership, L.P., a wholly-owned subsidiary of the Company’s operating partnership, SL Green Operating Partnership, L.P. The Tender Offer will expire at 12:00 midnight, New York City time, on December 26, 2012, unless extended or earlier terminated.  The Tender Offer will be funded by available cash on hand.

A copy of the press release announcing the Tender Offer, and which describes the Tender Offer in greater detail, is hereby incorporated by reference and attached hereto as Exhibits 99.1.

Item 9.01.             Financial Statements and Exhibits.

(d)                                 Exhibits

99.1        Press Release announcing the Tender Offer, dated November 28, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

/s/ James Mead
James Mead
Chief Financial Officer

SL GREEN OPERATING PARTNERSHIP, L.P.
By: SL GREEN REALTY CORP., its general partner

/s/ James Mead
James Mead
Chief Financial Officer

RECKSON OPERATING PARTNERSHIP, L.P.
By: WYOMING ACQUISITION GP LLC, its general partner

/s/ James Mead
James Mead
Treasurer

Date: November 28, 2012